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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
of Rayonier Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our reports (and to all references to our firm) included in or made as part of this registration statement.

Arthur Andersen LLP

Stamford, Connecticut
December 18, 1995